PURCHASE AGREEMENT
                          McNeill Hospitality II, Inc.
                                 Davenport, Iowa


         This Purchase Agreement ("Agreement") made and entered this 31 ` day of July, 2000, by and between McNeill Hospitality II, Inc., a Missouri corporation (hereinafter known as "Seller"), and Amerand Corporation, a Delaware corporation, and/or its successors or assigns (hereinafter known as "Buyer").

                                  WITNESSETH:

         WHEREAS, Seller is the owner of certain real property and improvements thereas ("Real Property") located in the City of Davenport, Iowa, described in Exhibit "A" attached hereto, comprised of a hotel formerly known as the Ramada Inn, Davenport.

         WHEREAS, Seller is the owner of certain personal property ("Personal Property") used in conjunction of the operation of the business, the more significant items (in a monetary sense) being described in Exhibit "B" attached hereto; and

         WHEREAS, Seller has agreed to sell and Buyer has agreed to purchase the Real Property and the Personal Property on terms and conditions hereinafter set forth;

         NOW THEREFORE, for good and valuable mutual consideration, Seller and Buyer agree as follows:

                                   ARTICLE I.
                                   CONVEYANCE
                                   ----------

         Section 1. Purchase Price. Subject to adjustments hereinafter set forth, the total purchase price ("Purchase Price") for the Real Property and the Personal Property shall be Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) payable on the following basis: (1) $2,300,000.00 cash, subject to Buyer receiving acceptable financing, and (2) $450,000 to be paid in Rule 144 stock in Ameri-First Financial Group, Inc. (AMFR.OB) at bid on day of Closing.

         Section 2. Earnest Money Payment. Concurrently with Buyer's execution and delivery of a fullyexecuted copy of this Agreement, Buyer shall pay to the "Title Company" the sum of Two Thousand and no/100 Dollars ($2,000.00) ("Earnest Money Payment"), such sum to be promptly deposited by the Escrow Agent in an interest-. bearing money market escrow account at a federally insured banking institution, and to be held by Escrow Agent in such account pursuant to the terms of this Agreement. If Purchaser fails to deliver the Earnest Money Deposit, this Agreement shall be null and void and the parties shall be relieved of all further rights or responsibilities hereunder.


PURCHASE AGREEMENT-Page 1

         Section 3. Independent Contract Consideration. Contemporaneously with the execution of this Agreement, Buyer hereby delivers to Seller and Seller hereby acknowledges the delivery from Buyer of a check in the amount of One
Hundred and no/100 Dollars ($100.00), the bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. This Independent Contract Consideration is in addition to and independent of any other refundable, and shall be retained by Seller notwithstanding any other provision of this Agreement.

         Section 4. Disposition of Earnest Money Pate The Earnest Money Payment shall be held in escrow by the Title Company . If this transaction closes, the Earnest Money Payment shall be credited against the Purchase Price. If this transaction fails to close due to any reason by Seller, the Title Company shall return Earnest Money Payment to Buyer. If this transaction fails to close due to any reason by Buyer, the Title Company shall pay the Earnest Money Payment to the Seller.

         Section 5. Adjustments & Prorations. The Purchase Price shall be adjusted at closing on the following basis:


         A. Taxes. Seller shall pay all Real Property taxes and Personal Property taxes assessed or levied against or pursuant to the Real Property and/or the Personal Property ("Taxes") due for calendar years prior to the closing. Taxes to be assessed or levied for the calendar year of the closing and current installments of special or area-wide, assessments, if any, shall be prorated on a daily basis. The proration formula shall be the latest assessed value times the latest known mill rate.

         B. Special & Area Assessments. Buyer shall buy the Real Property subject to all outstanding special and area assessments, if any, except for current installments prorated as above.

         C. Transfer Fees & Sales Tax. Seller shall pay the Missouri real estate. transfer fee, if any, imposed as a result of the conveyance of the Real Property and Seller shall pay all sales tax fees or other fees imposed as a result of the conveyance of the Personal Property.

         D. Recording and Filing Fees. Seller shall pay the recording fees for such documents as are required to be recorded or filed in order to cause title to the Real Property to be in the condition called for by this Agreement. Seller shall pay the recording fees for such documents as are required to be recorded or filed in order to cause title to the Personal Property to be in the condition called for by this Agreement. Buyer shall pay all other recording fees.

         E. Other Prorations. Water and sewer use charges, utilities and any other customarily proratable items shall be prorated as of the date of the closing.



PURCHASE AGREEMENT - Page 2

         F.  Financial   Records.   Seller,   shall   provide   Buyer  with  all
             documentation and information necessary to complete a certified audit for at least the preceding twenty-four (24) months.

                                   ARTICLE II
                                 REPRESENTATIONS
                                 ---------------

         Section 1. Except as represented herein, Seller is selling the Real and Personal Property "as is" and "where is", with all faults.

         Section  2.  Seller's   Representations   &  Warranties.   Seller,   as
designated, represents and warrants to Buyer as follows:


         A. Real Property Conditions. Seller has received no written notice of any planned or commenced public improvements which may result in special assessments of otherwise materially affect the Real Property; of any governmental agency or court order requiring repair, alteration or correction of any existing condition, or of any structural, mechanical or other defect of material significance affecting the Real Property.

         B. Authority. Seller is a duly established corporation in good standing. Seller has complete power and authority to sell, transfer and convey the Personal Property. The signer(s) of this Agreement are authorized to execute and deliver the same and to fully bind Seller to the terms hereof.

         C. Adverse Possessors. Tenants, Contracts. There are no parties in possession of any portion of the Real Property as tenants at sufferance or trespassers, save and except for hotel customers. There are no leases or other contracts affecting the Real Property or the Personal Property which will not be terminated at or before closing or otherwise incorporated in the Purchase except as noted in Addendum.

         D. Adverse Affects. Seller has received no written notice of any facts or conditions which exist which would result in termination or limitation of the current access points to the Real Property or the termination of any utilities servicing the Real Property.

         E. Judgments. There are no outstanding judgments against Seller, and there is no suit, action, claim, demand, arbitration, or legal, administrative or other proceedings pending or, to the best of Seller's knowledge, threatened against or affecting the Real Property or the Personal Property, and Seller does not know or have reasonable grounds to know of any basis for any such action or claim, other than those which will be paid in full, at Seller's sole cost and expense, on or prior to Closing.

PURCHASE AGREEMENT - Page 3

         F. Ad Valorem Taxes. On the date of Closing, there will be no unpaid ad valorem taxes on the Real Property (except to the extent current taxes are not yet due and payable) or governmental or special district assessments or levies for sewer, sidewalk, curb, gutter, water, paving, electrical, gas, storm drainage, park dedication fees, or other such impositions related to the Real Property, matured or uninatured, and Seller does not know of any such threatened assessments or levies.

         G. Mechanic's and Materialman Liens. All bills for work done or materials furnished with respect to the Real Property have been paid in full or will be paid in full and discharged by Seller at or prior to Closing.

         H. End. The foregoing representations and warranties shall be deemed to be repeated by Seller on the Closing Date and shall survive the Closing for a period of one (1) year following the Closing Date.

         Section 3. Property Conveyed "As Is". It is understood and agreed that, except as expressly set forth in this agreement or in the Closing Documents (as hereinafter defined), Seller has made no, is not making any, and disclaims any and all, warranties or representations of any kind or character, express or implied, with respect to the property, including, by not limited to, warranties related to suitability for habitation or intended use, merchantability or fitness for a particular purpose or warranties or representations as to the condition of the property, matters of title (other than Seller's warranty of Title set forth in the Special Warranty Deed and Bill of Sale to be executed and delivered at the Closing), use, income potential, availability of access, ingress or egress, expenses, operating history or projections, valuation, governmental approvals, compliance with governmental regulations or any other matter or thing relating to or affecting the property. Buyer agrees that with respect to the property, Buyer has not relied upon and will not rely upon, either directly or indirectly, any Representation or Warranty of Seller except for  Specific  Representations  and  Warranties  of  Seller  set  forth  in this
Agreement or in the Closing Documents. Buyer represents that it is a knowledgeable buyer of real estate (and particularly hotels) and that, except for Specific Representations and Warranties of Seller set forth in this Agreement or in the Closing Documents, it is relying solely on its own expertise and that of Buyer's Consultants, and that Buyer will conduct such inspections and investigations of the Property, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and upon the Closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's Inspections and investigations. Buyer agrees that with respect to the Specific Representations and Warranties set forth in this Agreement or in the Closing Documents, Seller shall not be liable for any special, indirect, punitive, exemplary, or other similar types of damages% resulting or arising from or related to the ownership, use, condition,


PURCHASE AGREEMENT- Page 4
location,, maintenance, repair or operation of the Property. Buyer acknowledges and agrees that upon the Closing, Seller shall sell and convey to Buyer and Buyer shall accept the property "as is, where is", with all faults, and there are no oral agreements, warranties or representations, collateral to or affecting the property by Seller, Seller's Agents or Representatives, or any third party. Buyer acknowledges that any condition at the Property Buyer discovers or desires to repair, correct or improve prior to or after the Closing shall be at Buyer's sole expense. The Terms and Conditions of this Section 3 shall expressly survive the Closing and not merge therein and shall be incorporated into the Special Warranty Deed to be executed and delivered at the Closing.

                                 ARTICLE III
                       TITLE, SURVEY, INSPECTION, REPORTS
                       ----------------------------------

         Section 1. Real Property Title Evidence. At least fifteen (15) days prior to Closing, Seller shall provide Buyer, at Buyer's expense, a current commitment for title insurance on the Real Property to be issued by a valid title insurance company duly licensed and committing the title company to insure the title to the Real Property by an owner's standard current form ALTA policy (Form B) in the amount of the Purchase Price, free and clear of all liens and encumbrances other than liens and encumbrances in favor of Lender, and excepting standard title insurance requirements and exceptions and liens to be satisfied out of the proceeds of the closing and except such matters as the Buyer may in its reasonable discretion accept (collectively, the "Permitted Exceptions").

         Section 2. Personal Property Evidence. At least fifteen (15) days prior to Closing, Seller shall provide Buyer, at Seller's cost, any and all documentation evidencing Seller's ownership of the Personal Property free and clear of liens and encumbrances except liens to be satisfied out of the proceeds of Closing.

         Section 3. Authority. At least fifteen (15) days prior to Closing, Seller shall provide Buyer, at Seller's cost, a Certificate of Good Standing, or its equivalent, from the State of Missouri indicating that Seller is a corporation in good standing and shall also provide a copy of corporate resolutions authorizing the corporation to enter into this Agreement for the sale of its real and personal property interest to the Buyer.

         Section 4. Reports, Etc. Within fifteen (15) days after Seller's execution and delivery hereof, Seller shall provide Buyer copies of any previous title insurance commitments, surveys, topographical maps, soil reports, engineer tests or studies, environmental tests or studies and/or any other tests, studies,* reports or documents Seller may have relating to the physical condition of the Real Property; Seller shall at the same time; provide Buyer with all available information. regarding the existence of any conditional use permit for the Real Property and Seller shall provide Buyer with a complete inventory of all Personal Property.



PURCHASE AGREEMENT- page 5

         Section 5. Inspection/Testing. Seller agrees to allow Buyer and/or Buyers agents reasonable access to the Real Property on prior notice, for the purpose of conducting such inspections, investigations, tests and studies as Buyer may deem appropriate. All such activities shall be at Buyer's sole cost, and Buyer shall indemnify and hold Seller harmless from any and all losses and damages sustained by Seller as a result of such inspection, investigation, test and studies.

                                   ARTICLE IV
                              CONDEMNATION & DAMAGE
                              ---------------------

         Section 1. Condition. In the event that the Real Property, or a portion thereof which would substantially affect the viability of Buyer's plans for development for the property, becomes subject to a bona fide thread of a taking through formal notification by any governmental or other body duly authorized to exercise eminent domain rights at any time prior to closing, Buyer shall have the right, at its option, and upon notice to Seller within twenty (20) days after notice thereof has been received by Buyer, to either: (1) terminate this Agreement; or, (2) elect to close otherwise in accordance with the terms of this Agreement and to accept and receive an assignment of any funds available from the proceeds of any such taking.

         Section 2. Damage. If the buildings on the Real Property shall be damaged by fire or elements prior to the closing in an amount of not more than five percent (5%) of the Purchase Price, Seller shall beobligated to repair and restore such building to the -same condition as on the date hereof. If such damage exceeds five percent (5%) of the Purchase Price, this Agreement may be terminated at Buyer's or Seller's option. Should Buyer elect to carry out this Agreement despite such damage, Buyer shall be entitled to the insurance proceeds relating to the damage.

         Section 3. Insurance Settlement. Seller agrees to assign to Buyer all claims to insurance losses that the property may have sustained.

                                    ARTICLE V
                                     DEFAULT
                                     -------

         Section 1. Buyer's Default. In the event that Buyer shall fail to purchase the Property in accordance with the terms and conditions of this Agreement, or otherwise default in the performance of Buyer's obligations pursuant to this Agreement, for any reason whatsoever other than Seller's default, Seller shall be paid and shall retain the Earnest Money Deposit as liquidated damages as Seller's sole remedy hereunder (it being agreed that actual damages would be difficult to determine, vague and speculative in nature). Seller hereby waives any and all other of its rights or remedies, at law or in equity, for breach of this Agreement by Buyer, including, but not limited to, a suit to enforce specific performance and a suit for damages.


PURCHASE AGREEMENT- Page 6

         Section 2. Seller's Default. In the event that Seller shall default in the performance of Seller's obligations hereunder, for any reason whatsoever other than Buyer's default or as otherwise permitted hereunder, as Buyer's only remedies hereunder, Buyer may, at Buyer's option; (i) purchase the Property notwithstanding such default pursuant to the remaining terms and provisions of this Agreement, in which event such default shall be deemed waived; (ii) terminate this Agreement, in which event Buyer shall be entitled to return of the Earnest Money Deposit, and neither Seller nor Buyer shall have any further obligation hereunder; or (iii) file a suit to enforce specific performance. Buyer hereby waives any and all other of its rights or remedies, at law or in equity, for breach of this Contract by Seller, including, but not limited to, a suit for damages.

                                   ARTICLE VI
                                     CLOSING
                                     -------

         Section 1. Time and Place of Closing. The closing of this transaction ("Closing") must take place at the Title Company, on or before the 17th day of August, 2000 (the "Closing Date").

         Section 2. Events of Closing. At the Closing:

         A. Seller must deliver to Buyer a Special Warranty Deed, duly executed and acknowledged by and in a form acceptable to Seller, conveying to Buyer the Real. Property in indefeasible fee simple, free and clear of any liens, encumbrances or exception other than the Permitted Exceptions.

         B. Seller must deliver to Buyer a Blanket Conveyance and Bill of Sale in a form acceptable to Seller, conveying the Personal Property.

         C. Seller must deliver to Buyer, at Seller's expense, not to exceed Three Thousand Dollars ($3,000.00), a standard Owner's Policy of Title insurance issued by the Title Company conforming to the requirements  of  Article  III  above  insuring  Buyer's  title  in indefeasible fee simple in the amount of the Purchase Price and containing no exceptions other than the Permitted Exceptions; if a survey is prepared, upon approval of the Title Company of the Survey, the survey exception in the Owner's Policy of Title Insurance must be modified to read "shortages in area" only, and the additional premium therefore must be paid by Buyer. The Title Policy must contain no exceptions other than the Permitted Exceptions.

         D. Seller must deliver to Buyer tax certificates from all taxing authorities having jurisdiction over the Real Property, showing payments of all ad valorem taxes on said Property through the calendar year preceding the


PURCHASE AGREEMENT-Page 7

             Closing of this Purchase and Sale; in the alternative, in the event such reports show that there are taxes upon the Property that are due and owing, Seller may pay the same; in any event, taxes for current. year must be prorated between the parties pursuant to the provisions of this contract.

         E. Seller must deliver to Buyer the Affidavit in form and substance satisfactory to Buyer that Seller is not a foreign person or entity subject to the Foreign Investment in Real Property Tax Act or the Tax Reform Act of 1984; or in the alternative, Seller's consent to withhold the required amounts of money from the Purchase Price.

         F. Seller must deliver such other evidence of the authority and capacity of Seller and its representatives as the Title Company may reasonably require.

         G. Seller shall warrant that Property is free of Management Contracts and Franchise Agreements.

         H. Brokers Fee: Seller and Buyer to pay one-half - each per separate agreement.

         I. Buyer is advised to have an Abstract of Title with regard to the Property examined by an Attorney of its choice, or to obtain a Policy of Title Insurance, Buyer confirms that it has been advised by Seller to consult an Attorney of its choice.

         Section 3. Expenses. At Closing, subject to the provisions of Article I, Section 4 of this Contract, Seller must pay: (a) Seller's pro rata portion of the property taxes upon .the Property; (b) all expenses of curing any Objections to the Title Commitment and/or Survey that Seller undertakes to cure; (c) one-half of any escrow fee; (d) if the Buyer desires to have a survey prepared of the Property, the' Seller must. pay the cost of preparation of the Survey;
(e) the premium for the Owner's Policy of Title Insurance and the premium for the Deletion of the Survey exception; and (f) its own attorneys' fees, if any.

         Buyer must pay (a) all attorney's fees for Buyer's attorneys, and the cost of preparing the Deed of Trust to secure assumption, Security Agreement, and other loanrelated documents and certificates; and (b) all recording fees. All other costs and expenses of Closing must be paid by the Party incurring or requesting the same, or according to the custom or practice of the Title Company for transactions that are similar' to this transaction.


PURCHASE AGREEMENT - Page 8

         Section 4. Prorations. Real and Personal Property ad valorem taxes must be prorated to the Closing, based upon actual days involved. Seller is responsible for all ad valorem taxes and expenses for any period prior to the Closing subject to Article I, Section 4 of this Contract. The prorations made at Closing are final and not subject to adjustment subsequent to Closing.

                                   ARTICLE VII
                                     NOTICES
                                     -------

         Any notices or written communications that are required or permitted to be delivered pursuant to the provisions of this Contract are deemed properly delivered as follows:

         If by facsimile, such notice or communication is deemed received when delivered via facsimile machine in the following manner:

                to Seller    FAX NUMBER: (   )
                                        --------------------------------

                to Buyer     FAX NUMBER: (214)343-3344 and (972)932-6422
                                        --------------------------------

         If by personal delivery by hand, such notices or communications are deemed received when actually delivered in the following manner, or if by mail, the same is deemed received upon the expiration of two (2) business days following the deposit of the same in a properly addressed, postage pre-paid envelope, in the following manner:

                to Seller:      Wallace McNeill
                                ---------------------------
                                910 Washin on Ave.
                                ---------------------------
                                St. Louis, MO 63101
                                ---------------------------


                to Buyer:       Amerand Corporation
                                ---------------------------
                                13663 Jupiter Rd., Ste. 401
                                ---------------------------
                                Dallas, Texas 75238
                                ---------------------------

         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

Accepted by:  /s/ Wallace McNeil
            ------------------------------------------------------
            Wallace McNeil for MCNEILL HOSPITALITY II, INC.

Accepted by:  /s/ Charles Wilkerson
            ------------------------------------------------------
            Charles Wilkerson for AMERAND CORPORATION



PURCHASE AGREEMENT- Page 9

Part of the S.W. 1/4 of the S.W. 1/4 of Section 1, Township 78 North, Range 3 East of the 5th P.M., more particularly described as follows: Commencing at the N.W. corner of the S.W. 1/4 of the S.W. 1/4 of said Section 1; thence N. 89o 50'E. 82.81 feet; thence S. 0o 55' W. 115.19 feet to the point of beginning; thence N. 48o 53' E. 148.02 feet; thence N. 0o 55' E. 18.31 feet to a point on the North line of the S.W. 1/4 of the S.W. 1/4 of said Section 1; thence N. 89o 50'E. 550 feet along said North line; thence S. 0o 58' W. 370.60 feet; thence S. 89o 50' W. 330.0 feet; thence S. 0o 58' W. 10.0 feet; thence S. 89o 50' W.
330.21 feet to a point on the Easterly R.O.W. line of U.S. Highway 61; thence N. 0o 55' E. 265.36 feet along said R.O.W. line to the point of beginning; EXCEPT, that part conveyed to State of Iowa in Warranty Deed dated May 7, 1982 and filed June 30, 1982, as Document No. 8564-82, in the Recorder's Office of Scott County, Iowa; EXCEPT, that part conveyed to State of Iowa in Quit Claim Deed dated May 12, 1982 and filed June 30, 1982, as Document No. 8566-82, in the Recorder's Office of Scott County, Iowa.